EXHIBIT 10.31


Portions of this  Exhibit have been omitted and  confidentially  and  separately
filed  with  the  Securities  and  Exchange   Commission   with  a  Request  for
Confidential Treatment.


The omitted portions are marked by opened and closed brackets as follows:

                                                                  [*]

Confidential
                             DISTRIBUTION AGREEMENT

         This Distribution Agreement (the "Agreement") is made as of November 22, 1999, by and among Jack R. Creel ("Creel") and BioTek Environmental Services, Inc. ("BioTek"), a Texas corporation, whose principal place of business is 2500 Woodland Park, Suite K303, Houston, Texas 77077 and Top Source Technologies, Inc. (the "Distributor"), a Delaware corporation, whose principal place of business is 108 Fairway Drive, Suite 200, Palm Beach Gardens, FL 33418-3757. All references herein to BioTek shall also refer to Creel unless otherwise stated. BioTek is engaged in the business of growing hydrocarbon eating microbes. The Distributor desires to solicit and sell, as an independent distributor, the products or product lines particularly described on Schedule 1 attached to this Agreement (the "Products"); and BioTek desires the Distributor to act as an independent distributor to solicit and sell the Products, all in accordance with the terms and conditions of this Agreement.
         1.       Appointment.
(a) BioTek hereby appoints the Distributor as the exclusive distributor of BioTek to solicit and sell the Products to the customers described on Schedule 1 attached hereto (the "Customers"). The Distributor accepts such appointment in accordance with the terms of this Agreement. The Distributor represents and warrants that it has the ability and experience to carry out its obligations under this Agreement, and that Distributor is not under any restriction prohibiting the Distributor's performance under this Agreement.
(b) If the Distributor fails to generate at least $1,000,000 in revenues by May 31, 2001 (or such longer period on a month ending at least 18 full months following the Distributor's receipt of inventory pursuant to the initial order for inventory), the Distributor's exclusivity shall cease as to Customers except for those Customers (and any affiliates and entity under common control) to which the Distributor has sold Products. The Distributor shall retain its right to continue to sell Products on a non-exclusive basis.
         2. Term. Unless sooner terminated as provided elsewhere in this Agreement, this Agreement shall be effective from the date hereof and for 25 calendar years immediately following such date, and, thereafter, it shall be renewed automatically on a calendar year basis, unless 180 days' prior notice is given by either party.
         3. Relationship of Parties. The Distributor is an independent contractor, conducting all of its business in its own name and responsible for its own business and means of carrying out the performance of its obligations under this Agreement. Neither party shall have authority to make any representations, warranties, or guaranties on behalf of the other, to enter into any contracts or commitments in the name or on behalf of the other, or to bind the other in any way. The Distributor shall have no liability to any third party in connection with any representation made by the BioTek to such third party. The parties to this Agreement do not intend, and nothing in this Agreement shall be construed, to create a partnership or joint venture between them.

4. General Obligations of BioTek. In addition to other provisions of this Agreement, BioTek shall:

(a) [*] Any cost increases not evidenced by 30 days' notice from suppliers and prompt notice from BioTek shall be borne by BioTek. The Distributor shall have the right to cause BioTek to change any of its suppliers upon 30 days' notice. On one occasion during any calendar year, the Distributor may have its employees and auditors review the books and records including electronic media of BioTek, and any other available information for the purpose of verifying BioTek's direct costs. If the parties cannot agree upon the actual direct costs, the dispute shall be settled by arbitration as provided by Section 25. If there is any variance in excess of 5%, the costs incurred in reviewing BioTek's direct costs and the cost of arbitration shall be paid by BioTek; supply the products within 30 days from date of receipt of each purchase order.

(b) supply the Products within 30 days from date of receipt of each purchase order;

(c) permit the Distributor to market the Products under its own name using the tradename MightyClean 2000(TM) or any other mutually acceptable tradename;

(d) permit the
Distributor to offer the Products to national or key accounts on a "private label" basis;

(e) [*] The Distributor will promptly reimburse BioTek for the reasonable expenses it incurs in attending these training sessions;

(f) supply customer leads in the Territory in accordance with BioTek's independent distributor policies;

[*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION. (g) provide the Distributor with technical and sales information, literature and promotional materials for the Products as are made available to other BioTek distributors from time to time; (h) upon the reasonable request of the Distributor, cause its sales management and other sales personnel to participate in national sales meetings sponsored by the Distributor and attend sales presentations to potential customers. The Distributor will promptly reimburse BioTek for the reasonable expenses it incurs in attending these meetings and sales presentations; (i) not sell any Products directly or indirectly to any Customer or potential Customer (as defined); (j) inform all other BioTek distributors that the Distributor, for the duration of this Agreement, will be the exclusive distributor for the Territory; (k) provide the Distributor with technical and field sales support to the customer as deemed necessary by BioTek;
(l) comply fully with all federal, state and local environmental, unfair trade practices, food and drug, occupational health and safety and other laws and regulations relating to the Products; (m) provide the Distributor with prompt written notice of any claims, governmental inquiry or investigation, lawsuit or arbitration relating to the Products except for routine commercial disputes over payment not involving the safety or effectiveness of the Products or their compliance with law; (n) provide the Distributor with proof of product liability insurance in the amount of $1,000,000 and add the Distributor as a named cover insured under such policy; and (o) keep this Agreement and the pricing terms contained herein confidential in view of the fact that public disclosure would be harmful to the Distributor's ability to fulfill its obligations hereunder. Provided, however, solely to the extent that Distributor publicly discloses any of the terms of this Agreement in a press release or filing with the Securities and Exchange Commission, the foregoing confidentiality provision shall not apply.
        . General Obligations of Distributor. The Distributor shall: (a) use its best efforts at all times to promote, market and sell the Products in the Territory, which shall include, without limitation, employing or engaging such personnel and assistance as may be necessary to promote and sell the Products, attending training seminars, maintaining personal contact with Customers, and complying with such other reasonable and customary marketing and sales efforts;
(b) not modify, improve, or otherwise alter any of the Products, unless prior written consent is obtained from BioTek; (c) portray fairly, accurately and in good faith BioTek's Products and not knowingly take any actions which are adverse to BioTek's best interests or which might harm BioTek's reputation; (d) be responsible for and pay all costs and expenses of the Distributor associated with this Agreement, its obligations hereunder and the conduct of its business, except as provided for in Section 4. (e) advise BioTek immediately of any complaints received regarding the Products thereof; provided, however, that the Distributor has no authority to, and shall not, make any offer on behalf of BioTek with regard thereto without BioTek's prior written consent; (f) secure and maintain all necessary licenses and permits required to operate its business and comply in all material respects with all laws applicable to it and the sale of the Products; (g) cause its affiliates and employees to abide by the provisions of this Agreement and be responsible for all acts and omissions of such persons; (h) provide follow-up and support services to customers appropriately tailored to ensure customer satisfaction; and (i) provide such other services related or incidental to the Distributor's obligations under this Agreement as BioTek and the Distributor may agree upon from time to time.

6. Acceptance of Orders and Terms of Sale. Each order for the Products submitted by the Distributor to BioTek shall be in writing, set forth the types and quantity of the Products ordered and requested shipment date(s), and otherwise be in accordance with BioTek's order placement requirements as established from time to time. BioTek shall acknowledge each purchase order in writing as soon as practical and may not cancel such orders. All Products shall be shipped f.o.b. Houston as disclosed on each order. Unless, the Distributor gives prior notice of defective Products to BioTek, all payments for the cost of Products shall be due 30 days after receipt of the Products. [*]


                        [*]
7. Warranty. BioTek represents and warrants to the Distributor that all Products supplied by it (i) shall not infringe upon or violate any patent, copyright, Trade Secret, as defined, trade mark, other proprietary right or any Confidential Information, as defined; (ii) shall at all times comply with all laws, rules and regulations including those relating to the environment, food, drug or health concerns, and occupational safety or other work related matters,
(iii) shall be free from any defects, and (iv) shall be merchantable and fit for their intended purpose. It is specifically intended by the parties to this Agreement that the provisions of Article 2 of the Florida Uniform Commercial Code, Section 672.314 and 672.315, including any case law interpreting these sections, are applicable to this Agreement.

8. Proprietary Rights Escrow. Concurrently with execution of this Agreement, BioTek shall place in escrow with Michael Harris, P.A. the Products' formula, specifications, manufacturing instructions and other Trade Secrets and Confidential Information necessary for a party to manufacture or produce the Products (the "Escrowed Information"). The Distributor shall be entitled to receive and be an owner of the Escrowed Information within 24 hours of written demand and entitled to manufacture and produce the Products itself or contract with a third party to do so upon the occurrence of any of the following:

         (a) BioTek's failure to fill the Distributor's order for the Products within 60 days of the date of a purchase order; or [*] CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.
         (b) BioTek's insolvency, voluntary abandonment or cessation of business, the revocation of any articles of incorporation or similar charter or license of BioTek or the dissolution or liquidation of BioTek; or
         (c) BioTek's entering into or filing by or against BioTek a petition, arrangement or proceeding seeking an order for relief under the bankruptcy laws of the United States or any other similar federal or state laws, a receivership for any of its assets, a composition with or assignment for the benefit of its creditors, a readjustment of debt or the marshalling of its assets. The parties shall enter into a Proprietary Rights Escrow Agreement in the form annexed as
Schedule 9 which shall permit the Distributor at its cost and expense to retain an expert to have full access to the Escrowed Information for the purpose of ascertaining and verifying that the Products are fit for their intended purpose as described on Schedule 1. BioTek shall co-operate fully with the expert who
shall  execute  any  reasonable  and  customary  non-disclosure   agreement.

9. Proprietary Rights and Indemnification. BioTek shall defend, indemnify and hold harmless the Distributor and any licensee at BioTek's sole expense from any claim or action brought against the Distributor or any licensee to the extent that it is based on a claim that the Products infringe a patent, copyright, Trade Secret, trademark or any other proprietary right or Confidential Information, and BioTek shall pay all damages and costs arising therefrom including reasonable attorneys fees, expert witness fees and disbursements awarded against the Distributor or any licensee. Provided, however, that the Distributor and such licensees shall not individually be entitled to any indemnification unless the affected party provides written notice to BioTek within 10 business days from receipt of the initial claim, lawsuit or arbitration procedure and allows BioTek the right to defend the claim on its behalf. This indemnification right shall not affect any other rights or remedies of law or in equity as a result of any alleged infringement.

10. Trademarks. The Distributor shall promote and sell the Products under the trademarks set forth on Schedule 10 attached to this Agreement and under such other marks as the Distributor may from time to time trademark for distribution of the Products (the "Trademarks"). The Trademarks will be the sole property of the Distributor. Neither party shall acquire any rights, title, interest or license (express or implied) in any trademarks of the other. The Distributor shall not use the Trademarks in any manner likely to confuse, mislead or deceive the public, or to be injurious to, or contrary to the best interest of, BioTek. The Trademarks shall be used by the Distributor solely to designate the Products. Each party shall inform the other of any infringement known to it of its trademarks and, the other party's part in preventing or defending any such infringement. Each Party shall also inform the other promptly of any claim of a third party of infringement by the other.

11. Restrictive Covenants. During the term of this Agreement, and for a period of two years after the expiration or termination hereof for any reason whatsoever, BioTek shall not, either directly or indirectly, on BioTek's own behalf or in the service or on behalf of others (i) solicit, divert or hire away, or attempt to solicit, divert or hire away, any person employed by the Distributor or any of its subsidiaries, or (ii) solicit business from or sell or market any Products to any Customer of the Distributor. For purposes of this
Section 11 the term "Customer" means any person, firm, corporation, partnership, association or other entity to which the Distributor or any of its subsidiaries or licensee, or any of its affiliates sold or provided Products during the 24-month period prior to the time at which any determination is required to be made as to whether any such person, firm, corporation, partnership, association or other entity is a Customer. It also includes any affiliate or entity under common control with any Customer.

12. Confidential and Proprietary Information. In connection with the business relationship between the parties, the Distributor and BioTek may each have access to certain confidential information of the other that is not generally known to the public which includes, but is not limited to, designs, specifications and technical information, advertising strategies, market targets and marketing plans, information regarding present and prospective Customers, suppliers, types of services and products, pricing, special customer requirements, business strategies and methods and financial information and other information other than Trade Secrets (as defined below) ("Confidential Information"); provided, that, Confidential Information shall include information specifically designated as a Trade Secret that is, notwithstanding the designation, determined by a court of competent jurisdiction upon final appeal not to be a trade secret under applicable law.

         "Trade Secrets" are defined as information including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a devise, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customer or suppliers, which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and which is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. To the extent that the foregoing is inconsistent with the definition of "trade secret" mandated by applicable law, the foregoing shall be deemed amended to the degree necessary to render it consistent with applicable law. Information shall be deemed to be treated as secret and confidential by a party with respect to any oral communication if denominated as confidential immediately before, during or after the communication.

         During the term of this Agreement and for a period of 24 months after the expiration or termination hereof for any reason whatsoever, and as to Trade Secrets, for so long afterwards as the data or information remain "Trade Secrets," the Distributor and BioTek shall not use, disclose, disseminate, publish or otherwise divulge or make available, directly or indirectly, to any person, any Confidential Information or Trade Secrets of the other, except with the prior express written consent of the other or strictly in the performance of their duties hereunder. After the expiration or termination of this Agreement, each party shall return to the other all physical embodiments of Confidential Information and Trade Secrets in its possession or control and retain no copies thereof or notes with respect thereto.

13. Injunctive Remedies. The parties acknowledge and agree that monetary damages will not be an adequate remedy for a breach by the other of any of the provisions of Sections 11 and 12 of this Agreement and the irreparable injury will result to other party, its business and property in the event of such a breach. Accordingly, the parties acknowledge and agree that each may, in addition to recovering damages, proceed in equity to enjoin the other from violating any of the provisions of this Agreement. For purposes of Sections 11 and 12 of this Agreement, the term Distributor and BioTek shall include all owners, directors, officers, employees, independent contractors and agents of the Distributor and BioTek, and the Distributor and BioTek shall take all appropriate actions to ensure that each of them is bound by the terms of the referenced Sections hereof.

14. Termination of Agreement.  This Agreement may be terminated at any time:

- by mutual written consent of the parties hereto;

- by Distributor, upon BioTek's failure, refusal or inability to perform any of its obligations under this Agreement (all of which are acknowledged to be material), after such breach has not been cured within 60 days after written notice thereof has been given by Distributor to BioTek.

- by BioTek, upon Distributor's failure, refusal or inability to perform any of its obligations under this Agreement (all of which are acknowledged to be material), after such breach has not been cured within 60 days after written notice thereof has been given by BioTek to Distributor.

- by Distributor, upon breach of any material warranty or representation made by BioTek in the Agreement.

         Upon expiration or termination of this Agreement, the Distributor shall cease immediately all promotion, sales and service of the Products, cease use of the Trademarks, BioTek names and logos, and return to BioTek all forms, contracts, price lists, sales literature, technical documentation, and other documents and items relating to the Products and services, all of which are acknowledged to be proprietary to and the sole property of BioTek. Provided, however, the Distributor may continue to sell all Products remaining in inventory.
         Termination shall not affect any claim, demand, liability or right of either party hereto arising pursuant to this Agreement prior to the termination or expiration hereof or arising after termination or expiration in connection with any of the rights or obligations which survive termination of this Agreement.
         15. Force Majure. BioTek and Distributor shall each be excused from any delay in performance or for non-performance of any of the terms and conditions of this Agreement caused by any circumstances beyond their respective control, including, but not limited to, any act of God, fire, flood, or government regulation, direction or request, or accident, labor dispute, unavoidable breakdown, civil unrest or disruption to the extent that any such circumstances affect the Products, delivery, acceptance, transportation, sale, or consumption of Products. Each party agrees to give the other circumstances which might give rise to a delay, interruption or reduction of any delivery or acceptance of Products.

         16. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision by its severance herefrom.

         17. Assignment. The Agreement is not assignable, by operation of law or otherwise by BioTek without the prior written consent of the Distributor. The Distributor, at its sole option may assign the Agreement and it shall inure to the benefit of and be enforceable by any successor, assignee or legal representative of Distributor.

         18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

         19. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

         20. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid, by certified mail, return receipt requested, as follows:

Distributor:
                              Top Source Technologies, Inc.
                              7108 Fairway Drive
                              Suite 200
                              Palm Beach Gardens, Florida  33418
                              Attention: Mr. William C. Willis, Jr.,
                                         President

With a copy to:               Michael D. Harris, Esq.
                              Michael Harris, P.A.
                              1645 Palm Beach Lakes Blvd.
                              Suite 550
                              West Palm Beach, FL  33401
                              Facsimile (561) 478-1817

BioTek and Creel:             BioTek Environmental Services, Inc.
                              2500 Woodland Park
                              Suite K303
                              Houston, TX 77077
                              Facsimile:  (281) 556-1991
                              Attention: Mr. Jack R. Creel, President

or to such other address as either of them, by notice to the other may designate from time to time. The transmission confirmation receipt from the sender's facsimile machine shall be conclusive evidence of successful facsimile delivery. Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

         21. Attorney's Fees. In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fees, including the fees on appeal, costs and expenses.

         22. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought. Notwithstanding the above it is acknowledged that in entering into this Agreement, the Distributor has specifically relied on representations of BioTek that: (i) the Products are 100% environmentally safe; (ii) that neither Food and Drug Administration nor Environmental Protection Agency or similar approvals are required to use, manufacture or distribute the Products; and (iii) BioTek and/or Creel owns the Products. In the event it is later discovered that any one of these representations are not true, the Distributor has the right to unilaterally terminate the Agreement and recover direct and indirect costs incurred in promoting and distributing the Products and other damages it incurs including consequential damages.

         23. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose

         24. Governing Law This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida without regard to choice of law considerations.

         25. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in West Palm Beach, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

                  IN WITNESS WHEREOF, BioTek, Creel and the Distributor have executed this Distribution Agreement on the date and year first above written.

Witnesses:                       BioTek Environmental Services, Inc.



                                 By:
--------------------------
                                   Jack R. Creel, President


------------------------




------------------------------



-------------------------
                                    Top Source Technologies, Inc.
                              By____________________________
                                    William C. Willis, Jr., President

                          SCHEDULE 1 TO AGREEMENT AMONG
             JACK R. CREEL, BIOTEK ENVIRONMENTAL SERVICES, INC. AND

                          TOP SOURCE TECHNOLOGIES, INC.

 CUSTOMER As used in this Agreement, the Distributor shall have the exclusive right to market an sell the Products anywhere in the world to customers or potential customers engaged in any aspect of the automotive and food service business, which term "business" is not limited to for profit entities (the "Customers"). The term "automotive" includes but is not limited to, manufacturers of automobiles and trucks, manufacturers and assemblers of components used in automobiles and trucks, automotive and truck dealers, businesses which repair automobiles and trucks and/or sell gasoline and oil, businesses which provide maintenance services to automobiles and trucks such as tire and battery stores, truck stops, quick lube dealers and all businesses which use multiple automobiles to provide services to others, such as United Parcel Service, Federal Express, other delivery services, trucking companies, corporations and other entities which use fleets of automobiles and trucks and municipalities and other governmental units. The term "food service" refers to restaurants, fast food stores, food distributors and manufacturers of food products including meat packers, poultry providers and businesses engaged in catching, harvesting, packing or distributing fish or seafood.







                          SCHEDULE 1 TO AGREEMENT AMONG
             JACK R. CREEL, BIOTEK ENVIRONMENTAL SERVICES, INC. AND

                          TOP SOURCE TECHNOLOGIES, INC.

                                    PRODUCTS

As used in this Agreement, "Products" refer to MightyClean 2000(TM), an industrial surfactant containing hydrocarbon specific microbes that will degrade oil, gas, hydraulic fuels, other petrochemical fluids, and other oils derived from vegetable, animal or hydrocarbon products.

                          SCHEDULE 4 TO AGREEMENT AMONG
             JACK R. CREEL, BIOTEK ENVIRONMENTAL SERVICES, INC. AND

                          TOP SOURCE TECHNOLOGIES, INC

                                   COMMISSION


                                                                  [*]








 CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

                          SCHEDULE 9 TO AGREEMENT AMONG
             JACK R. CREEL, BIOTEK ENVIRONMENTAL SERVICES, INC. AND

                          TOP SOURCE TECHNOLOGIES, INC

                  "FORM OF PROPRIETARY RIGHTS ESCROW AGREEMENT"

                         SCHEDULE 10 TO AGREEMENT AMONG
             JACK R. CREEL, BIOTEK ENVIRONMENTAL SERVICES, INC. AND

                          TOP SOURCE TECHNOLOGIES, INC

                                   TRADEMARKS

         MightyClean 2000(TM); any other trademark legally available that the Distributor may deem necessary to carry out the terms of the Agreement.